Exhibit 99.1

Rennova Health completeS asset purchase agreement of

SCOTT COUNTY COMMUNITY HOSPITAL

West Palm Beach, Fla. (January 17, 2017) Rennova Health, Inc. (NASDAQ: RNVA), (NASDAQ: RNVAZ) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, announced today that it has closed the previously reported Asset Purchase Agreement to acquire certain assets related to Scott County Community Hospital, based in Oneida, Tennessee (“Scott County Hospital”).

Scott County Hospital is classified as a Critical Access Hospital (rural), with 25 beds, a 24/7 emergency department, operating rooms and a laboratory that provides a range of ancillary diagnostic services. The purchase includes a 52,000 sq. ft. hospital building and a 6,300 sq. ft. professional building on approximately 4.3 acres.

Rennova acquired the assets out of bankruptcy for $600,000 in cash, plus the repayment of approximately $400,000 of debt secured by the foregoing land and buildings. Rennova believes it will have the hospital open in part in the second quarter of 2017 and that the hospital will be fully operational by the third quarter of 2017.

The hospital had unaudited annual revenues of approximately $12 million, and a normalized EBITDA of approximately $1.3 million for Fiscal 2015, the last full year of the hospital’s operation. These revenues were attributable to the typical services of a rural acute care hospital, including ER visits, outpatient procedures, diagnostic ancillary tests, physical therapy and inpatient hospital stays. Based on the hospital’s historical information, Rennova believes the hospital offers an established patient base with stable revenues as it serves the general healthcare needs of its community and supports local physicians.

"We are thankful to the leaders of Scott County and Oneida, TN for welcoming us.  We are excited to become a part of the community and to bring back this vital resource of a hospital," said Seamus Lagan, Chief Executive Officer of Rennova. “Furthermore, we look forward to getting to know and working with other healthcare providers in East Tennessee as we serve the needs of the community."

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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